Exhibit 3

Execution Version

TENDER AND VOTING AGREEMENT

THIS TENDER AND VOTING AGREEMENT (this “Agreement”), dated as of November 7, 2021, is made by and among Open Text Corporation, a Canadian corporation (“Parent”), on the one hand, and each stockholder listed on Annex I (each, a “Stockholder” and collectively, the “Stockholders”) on the other, each an owner of shares (the “Shares”) of common stock, par value $0.01 per share, of Zix Corporation, a Texas corporation (the “Company”). Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

WHEREAS, Parent and the Company propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for a wholly-owned subsidiary of Parent (“Merger Sub”) to commence a tender offer (the “Offer”) for all of the issued and outstanding Shares and the subsequent merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Shares set forth opposite such Stockholder’s name under the heading “Shares Beneficially Owned” on Annex I (all such Shares that are outstanding as of the date hereof, together with any other Shares as to which such Stockholder acquires beneficial ownership after the date hereof and prior to the Effective Time, including any Shares acquired by purchase, stock dividend, distribution, stock split, split-up, merger, consolidation, reorganization, recapitalization, combination or similar transaction or issued upon the exercise of any options, the conversion of any convertible securities, pursuant to the settlement of any restricted stock, or otherwise, being referred to herein as the “Subject Shares”; provided that “Subject Shares” shall not include any shares underlying Company Options, to the extent such Company Options remain unvested or unexercised, or any shares underlying Company RSU’s or Company Restricted Shares, to the extent such Company RSU’s or Company Restricted Shares remain unvested or subject to restrictions and/or risk of forfeiture, as the case may be, at any time Shares are to be tendered pursuant to Section 1.01);

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested that each Stockholder agree to enter into this Agreement, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, each Stockholder (in such Stockholder’s capacity as a stockholder of the Company) has agreed to enter into this Agreement; and

WHEREAS, the Board of Directors of the Company has, prior to the execution of this Agreement, unanimously approved this Agreement, the Merger Agreement and the Transactions.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt and sufficiency of which is hereby

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acknowledged, Parent and Merger Sub agree with each of the individual Stockholders, and each of the individual Stockholders severally agrees with Parent and Merger Sub as follows:

ARTICLE 1

AGREEMENT TO TENDER

Section 1.01 Agreement to Tender. Unless this Agreement is terminated in accordance with its terms, each Stockholder shall duly tender (or cause to be tendered), in the Offer, all of such Stockholder’s Subject Shares pursuant to and in accordance with the terms of the Offer free and clear of all Liens. Promptly, but in any event no later than the tenth (10th) Business Day after the commencement of the Offer (such tenth (10th) Business Day, the “Tender Date”), each Stockholder shall (i) deliver (or cause to be delivered) to the depositary designated in the Offer (the “Depositary”) (A) a letter of transmittal with respect to such Stockholder’s Subject Shares complying with the terms of the Offer, (B) a certificate or certificates representing such Subject Shares (or an affidavit of lost certificate with respect thereto that is reasonably satisfactory to the Depositary to the extent any of such certificates have been lost, misplaced or destroyed) or, in the case of a book-entry transfer of any uncertificated Subject Shares, an “agent’s message” (or such other evidence, if any, of transfer as the Depositary may reasonably request) and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (ii) instruct such Stockholder’s broker or such other Person that is the holder of record of such Stockholder’s Subject Shares to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. If a Stockholder acquires Subject Shares after the Tender Date, such Stockholder shall tender (or cause to be tendered) such Subject Shares into the Offer as promptly as practicable after such Subject Shares are acquired but in any event prior to the expiration of the Offer. Each Stockholder agrees that once such Stockholder’s Subject Shares are tendered pursuant to the terms hereof, such Stockholder will not withdraw (or cause to be withdrawn) any tender of such Subject Shares, unless and until (x) the Offer shall have been terminated or shall have expired, in each case, in accordance with the terms of the Merger Agreement, or (y) this Agreement shall have been terminated in accordance with Section 4.04 hereof. Notwithstanding anything to the contrary contained herein, a Stockholder shall not be required, for purposes of this Agreement, to exercise any unexercised Company Options or to tender any shares underlying unvested Company RSU’s or any unvested Company Restricted Shares that are still subject to restrictions, in each case held by such Stockholder.

Section 1.02 Voting of Subject Shares.

(a) For so long as this Agreement is in effect, at every meeting of the Stockholders of the Company called for such purpose, and at every adjournment or postponement thereof, each Stockholder shall, or shall cause the holder of record on any applicable record date to, vote or to provide a written consent in respect of such Stockholder’s Subject Shares (to the extent that any of such Stockholder’s Subject Shares have not been purchased in the Offer) against (i) any Acquisition Proposal or any proposal relating to any Acquisition Proposal, (ii) any merger (other than the Merger), consolidation or other combination involving the Company or the Company Subsidiaries or a reorganization, recapitalization, extraordinary dividend, dissolution or liquidation of the Company or any of its Subsidiaries, (iii) to the extent submitted to a stockholder vote, any change in the business,

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management or Board of Directors of the Company (other than as directed by Parent or Merger Sub) or (iv) any other action, proposal or agreement that would (A) reasonably be expected to impede, interfere with, materially delay or postpone the Merger or the other transactions contemplated by the Merger Agreement, (B) result in any of the Offer Conditions or conditions to the Merger not being fulfilled or satisfied or (C) change in any manner the dividend policy or capitalization of, including the voting rights of any class of equity interests in, the Company. Each Stockholder shall retain at all times the right to vote such Stockholder’s Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 1.02. In the event that any meeting of the Stockholders of the Company is held, such Stockholder shall, or shall cause the holder of record on any applicable record date to, appear at such meeting or otherwise cause such Stockholder’s Subject Shares (to the extent that any of such Stockholder’s Subject Shares are not purchased in the Offer) to be counted as present thereat for purposes of establishing a quorum.

(b) Such Stockholder hereby revokes (and agrees to cause to be revoked and to promptly communicate in writing notice of such revocation to the relevant proxy holder) any proxies that such Stockholder has heretofore granted with respect to the Subject Shares. In furtherance of the agreements herein, each Stockholder hereby irrevocably grants to, and appoints, Parent and any person or persons designated in writing by Parent, and each of them individually, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote all its Shares, or grant a consent or approval in respect of such Shares, or execute and deliver a proxy to vote such Shares, on the matters and in the manner specified in Section 1.02(a) (but not on any other matters).

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in Section 1.02(b) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 21.369 of the TBOC until such time as this Agreement shall have been terminated in accordance with Section 4.04.

(d) As used in this Section 1.02, the term “Subject Shares” shall also include any unvested Company Restricted Shares as to which the related Stockholder has full voting rights notwithstanding the fact that such unvested Company Restricted Shares are subject to restrictions and/or risk of forfeiture.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of the Stockholders. Each Stockholder (only as to itself) hereby severally but not jointly represents and warrants to Parent and Merger Sub as follows:

(a) Organization. In the case any of Stockholder that is not a natural person, such Stockholder is an entity duly organized, validly existing and in good standing under the applicable Laws of its jurisdiction of formation.

(b) Authorization; Validity of Agreement; Necessary Action. Such Stockholder has the legal capacity and all power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. To the extent applicable, the execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action (corporate or otherwise) on the part of such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming the due execution of this Agreement by Parent, constitutes a valid and binding obligation of such Stockholder, enforceable against each such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable Laws affecting creditors’ rights generally and to general principles of equity. If such Stockholder is married and the Shares set forth on Annex I hereto constitute community property under applicable Law, this Agreement (or a Spousal Consent regarding this Agreement) has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse.

(c) Ownership. As of the date hereof, the number of Shares beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Stockholder is set forth opposite such Stockholder’s name under the heading “Shares Beneficially Owned” on Annex I. Such Stockholder’s Subject Shares are, and (except as otherwise expressly permitted by this Agreement) any additional Shares and any options to purchase Shares or any other securities of the Company convertible, exercisable or exchangeable into Shares that are acquired by the Stockholder after the date hereof and prior to the Effective Time will be, beneficially owned solely by the Stockholder (and any spouse thereof having community property rights under applicable Law). As of the date hereof, such Stockholder’s Subject Shares constitute all of the securities of the Company (other than Shares beneficially owned in the form of options to purchase Shares, unvested Company RSU’s or unvested Company Restricted Shares outstanding as of the date hereof) held of record, beneficially owned by or for which voting power or disposition power is held or shared by the Stockholder. Such Stockholder has (except as otherwise expressly permitted by this Agreement) sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 1, Article 3, and Section 4.04, and sole right, power and authority to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable Laws and the terms of this Agreement and, with respect to Subject Shares that constitute Company Options, Company RSU’s or Company Restricted Shares that are unvested or unexercised, subject to risk

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of forfeiture under the applicable Plan of the Company. Such Stockholder has good, valid and marketable title to such Stockholder’s Subject Shares, free and clear of all Liens. Such Stockholder further represents that any proxies heretofore given in respect of the Shares owned beneficially and of record by such Stockholder are revocable.

(d) No Violation. The execution, delivery and performance of this Agreement by such Stockholder, and the consummation by such Stockholder of the transactions contemplated hereby does not and will not, (i) assuming the filing of such reports as may be required under Sections 13(d) and 16 of the Exchange Act, conflict with or violate any Law applicable to such Stockholder or by which any of such Stockholder’s assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of such Stockholder pursuant to, any Contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s assets or properties is bound, except for any of the foregoing in (i) or (ii) above as would not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of such Stockholder to perform such Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. The execution, delivery and performance of this Agreement by such Stockholder, and the consummation by such Stockholder of the transactions contemplated hereby does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to any (x) Governmental Authority, except for filings that may be required under the Exchange Act or the HSR Act or (y) third party (including with respect to individuals, any spouse, and with respect to trusts, any co-trustee or beneficiary), except, in the case of (x) or (y) above, as would not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) Information. None of the information relating to such Stockholder provided by or on behalf of such Stockholder in writing for inclusion in the Offer Documents or the Schedule 14D-9 will, at the respective times such documents are filed with the SEC or are first published, sent or given to Stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f) Absence of Litigation. As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder before or by any Governmental Authority that would impair in any material respect the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g) Brokers’ Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on

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behalf of such Stockholder, other than ordinary and customary fees related to brokerage or similar accounts.

(h) Acknowledgement. Such Stockholder has received and reviewed a draft copy of the Merger Agreement or a summary thereof. Such Stockholder understands and acknowledges that each of Parent and Merger Sub is entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

Section 2.02 Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub, jointly and severally, hereby represents and warrants to each Stockholder as follows (it being understood that the representations and warranties with respect to Merger Sub are made effective only upon, and as of, the execution of the Joinder (as defined below) by Merger Sub):

(a) Organization. Each of Parent and Merger Sub is duly incorporated, validly existing and, when applicable, in good standing under the applicable Law of its jurisdiction of formation.

(b) Authorization; Validity of Agreement: Necessary Actions. Each of Parent and Merger Sub has all power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due execution of this Agreement by the Stockholders, constitutes a valid and binding agreement of each of Parent and Merger Sub, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity.

(c) No Violation. The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby does not and will not, (i) assuming compliance with the matters set forth in Section 4.4 of the Merger Agreement, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of Parent’s or Merger Sub’s assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, to the extent applicable, any provisions of the organizational documents of Parent or Merger Sub, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of by Parent or Merger Sub pursuant to any Contract to which Parent or Merger Sub is a party or by which by Parent or Merger Sub or any of Parent’s or Merger Sub’s assets or properties is bound, except for any of the foregoing in (i) or (ii) above as would not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of by Parent or Merger Sub to perform their obligations hereunder or to consummate the transactions contemplated hereby on a timely basis. The execution, delivery and performance of this Agreement by Parent and Merger Sub, and the consummation by Parent and Merger Sub of the transactions contemplated hereby does not and

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will not, require any consent, approval, authorization or permit of, or filing with or notification to any (x) Governmental Authority, except for filings of the Certificate of Merger with the Secretary of State of the State of Texas or filings that may be required under the Exchange Act and the HSR Act or (y) third party, except, in the case of (x) or (y) above, as would not reasonably be expected, either individually or in the aggregate, to impair in any material respect the ability of Parent or Merger Sub to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

ARTICLE 3

OTHER COVENANTS

Section 3.01 No Transfers; No Group.

(a) Each Stockholder hereby agrees, while this Agreement is in effect, and except as expressly contemplated hereby, not to, directly or indirectly (i) grant any proxy or power-of-attorney or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares, (ii) sell, transfer, pledge, encumber, assign, gift or otherwise dispose (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise, including by operation of law, other than by death of any person) of, or consent to any of the foregoing (collectively, a “Transfer”), any Subject Shares or any rights or interests therein, (iii) or enter into any Contract with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Subject Shares or any interest therein, or (iv) take any other action that would restrict the ability, limit or interfere in any material respect with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby. Notwithstanding the foregoing, the preceding sentence shall not prohibit a Transfer of Subject Shares by a Stockholder (i) if such Stockholder is an individual, to any member of such Stockholder’s immediate family, a family trust of such Stockholder or a charitable institution, or upon the death of such Stockholder, (ii) if such Stockholder is a partnership, limited liability company or trust, to one or more partners or members of such Stockholder or to an affiliated corporation under common control with such Stockholder or to any trustee or beneficiary of the trust, provided that any Transfer permitted pursuant to clauses (i) or (ii) above shall be permitted only if, as a precondition to such Transfer, the transferee of such Subject Shares agrees in writing with Parent and Merger Sub to be bound by the terms and conditions of this Agreement (or an agreement that is substantively identical to this Agreement).

(b) Each Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) that it is not currently a part of and that has been disclosed in a filing on Schedule 13D prior to the date hereof (other than as a result of entering into this Agreement) with respect to any Shares, warrants or any other voting securities of the Company for the purpose of opposing or competing with the Transactions.

Section 3.02 Changes to Shares. In case of a stock dividend or distribution, or any change in Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, conversion, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any

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securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Each Stockholder agrees, while this Agreement is in effect, to notify Parent promptly in writing of the number of any additional Shares or other securities of the Company acquired by such Stockholder, if any, after the date hereof.

Section 3.03 No Inconsistent Arrangements. Each Stockholder agrees, while this Agreement is in effect, (i) not to take, agree or commit to take any action that would reasonably be expected to make any representation or warranty of such Stockholder contained in this Agreement inaccurate in any material respect as of any time during the term of this Agreement or (ii) to take all reasonable action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

Section 3.04 Appraisal Rights. Each Stockholder waives and agrees not to exercise any rights of appraisal, rights to dissent or similar rights with respect to the Merger or other transactions contemplated by the Merger Agreement that such Stockholder may have with respect to such Stockholder’s Subject Shares pursuant to applicable Law, including Subchapter H, Chapter 10 of the TBOC.

ARTICLE 4

MISCELLANEOUS

Section 4.01 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered to Parent and Merger Sub in accordance with Section 9.2 of the Merger Agreement and to each Stockholder at its address set forth below such Stockholder’s signature hereto (or at such other address for a party as shall be specified by like notice) and shall be deemed to have been duly given to a Stockholder (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand or by fax; or (iv) on the date sent by email.

Section 4.02 Further Assurances. Each Stockholder shall, upon request of Parent or Merger Sub, execute and deliver, or cause to be executed and delivered any additional documents and other instruments, or take, or cause to be taken, such further actions, in each case, as may reasonably be requested by Parent or Merger Sub to carry out the provisions of this Agreement and the transaction contemplated hereby.

Section 4.03 Disclosure. Each Stockholder shall permit the Company, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC to the extent required under the Exchange Act and the regulations promulgated thereunder, such Stockholder’s identity and ownership of Shares and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

Section 4.04 Termination. This Agreement and all rights and obligations hereunder shall terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, or (iii) the mutual written agreement of the parties to terminate this Agreement. In the event of a termination of this Agreement pursuant to

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this Section 4.04, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided that the provisions of Article 4, but excluding Section 4.02, shall survive the termination of this Agreement, and no such termination shall relieve any party hereto from any liability for any willful and material breach of this Agreement occurring prior to such termination.

Section 4.05 Amendments and Waivers.

(a) The parties hereto may modify or amend this Agreement by written agreement executed and delivered by the respective parties.

(b) Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party expressly granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 4.06 Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses, whether or not the transactions contemplated by this Agreement or the Transactions are consummated; provided, however, that Parent and Merger Sub acknowledge and agree that the Company shall, at its expense, have its internal or external legal counsel provide legal services to the Shareholders in connection with their entry into this Agreement and consummation of the transactions contemplated hereby.

Section 4.07 Stop Transfer Order; Legend. In furtherance of this Agreement, concurrently herewith each Stockholder shall, and hereby does authorize the Company or its counsel to, notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Subject Shares of such Stockholder (and that this Agreement places limits on the voting and transfer of such Subject Shares).

Section 4.08 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Parent and Merger Sub may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more of direct or indirect wholly-owned subsidiaries of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

Section 4.09 Governing Law. This Agreement and all Legal Proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Parent, Merger Sub or the Stockholders in the negotiation, administration, performance and enforcement hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice or conflict of Laws provision or rule (whether of the State of Delaware or any other jurisdiction)

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that would cause the application of the Laws of any jurisdiction other than the State of Delaware (except for provisions of this Agreement or aspects of the Transactions that are specifically stated to be governed by the Laws of another jurisdiction (in which case such provisions or aspects of the Transactions shall be deemed to be governed by the Laws of such jurisdiction)).

Section 4.10 Jurisdiction. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts, as hereinafter defined) in any Legal Proceeding relating to the Transactions, for and on behalf of itself or any of its properties or assets, in accordance with Section 4.01 or in such other manner as may be permitted by applicable Law, but nothing in this Section 4.10 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the state courts of the State of Delaware, or any federal court sitting in the State of Delaware (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the Transactions; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the Transactions will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the Transactions in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

Section 4.11 Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 4.10 in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to such party’s address as specified in or pursuant to Section 4.01. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 4.12 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS

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WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 4.12.

Section 4.13 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s articles of organization and bylaws, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

Section 4.14 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to in this Agreement (a) constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, Parent agrees to cause Merger Sub to execute a joinder to this Agreement (the “Joinder”) as soon as reasonably practicable following the date hereof (and in any event prior to the Offer Commencement Date) and immediately upon the execution of the Joinder by Merger Sub, and without further action by any party hereto, Merger Sub shall become a party hereto and shall be bound by the terms, covenants and other provisions of this Agreement applicable to it as Merger Sub and shall assume all rights and obligations of the Merger Sub hereunder, with the same force and effect as if it were an original signatory hereto.

Section 4.15 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 4.16 Specific Performance.

(a) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions that are required of it by this Agreement in order to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that: (A) the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this

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Agreement and to enforce specifically the terms of this Agreement; and (B) the right of specific enforcement is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement.

(b) The parties hereto agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Stockholders or the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the parties hereto pursuant to this Agreement. Any party hereto seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

Section 4.17 Stockholder Capacity. It is understood that each Stockholder severally enters into this Agreement solely in such Stockholder’s capacity as a Stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer, or employee of the Company. Nothing herein shall be construed as preventing or limiting a Stockholder, or a director, officer or employee of a Stockholder or affiliate of a Stockholder, who is an officer or director of the Company from taking (or omitting to take) any action in his or her capacity as a director or officer of the Company or otherwise fulfilling the obligations of such office (including the performance of obligations required by the fiduciary obligations of such Stockholder, or director, officer or employee of a Stockholder or affiliate of a Stockholder, acting solely in his or her capacity as an officer or director of the Company), but nothing in this Section 4.17 is intended to modify any of the rights or obligations under the Merger Agreement.

Section 4.18 Stockholder Obligations Several and Not Joint. The obligations of each Stockholder hereunder shall be several and not joint and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.

Section 4.19 Headings. The Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 4.20 Interpretation. Any reference to any national, state, local or foreign applicable Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation

Section 4.21 No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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Section 4.22 Counterparts; Facsimile Transmission of Signatures. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or other electronic transmission, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 4.23 No Ownership Interest. Except as specifically provided herein, (a) all rights, ownership and economic benefits of and relating to a Stockholder’s Subject Shares shall remain vested in and belong to such Stockholder and (b) Parent and Merger Sub shall have no authority to exercise any power or authority to direct or control the voting or disposition of any Subject Shares or direct such Stockholder in the performance of its duties or responsibilities as a stockholder of the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

OPEN TEXT CORPORATION

By:	/s/ Gordon A. Davies
Name: Gordon A. Davies
Title: EVP, CLO and Corporate Development

[Signature Page – Tender and Voting Agreement (D&O)]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Mark J. Bonney
Printed Name: Mark J. Bonney

Notice Address:

[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Theresa Bonney, spouse of Mark J. Bonney, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: 11-06-2021

Signature of Spouse: [REDACTED]
Printed Name of Spouse: [REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Maryclaire Campbell
Printed Name: Maryclaire Campbell

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Jason E. Campbell, spouse of Maryclaire Campbell, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:	Nov 5, 2021

Signature of Spouse:	[REDACTED]
Printed Name of Spouse:	[REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Taher A. Elgamal
Printed Name: Taher A. Elgamal

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Manal Elgamal, spouse of Taher A. Elgamal, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:	Nov 5, 2021

Signature of Spouse:	[REDACTED]
Printed Name of Spouse:	[REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Robert C. Hausmann
Printed Name: Robert C. Hausmann

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Lori Hausmann, spouse of Robert C. Hausmann, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:	Nov 5, 2021

Signature of Spouse:	[REDACTED]
Printed Name of Spouse:	[REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Maribess L. Miller
Printed Name: Maribess L. Miller

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Gerald Miller, spouse of Maribess L. Miller, have read and approve the foregoing Tender an Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date:	Nov 6, 2021

Signature of Spouse:	[REDACTED]
Printed Name of Spouse:	[REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ David J. Wagner
Printed Name: David J. Wagner

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Jennifer L. Wagner, spouse of David J. Wagner, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: Nov 5, 2021

Signature of Spouse: [REDACTED]
Printed Name of Spouse: [REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Ryan L. Allphin
Printed Name: Ryan L. Allphin

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Elycse Allphin, spouse of Ryan L. Allphin, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: Nov 6, 2021

Signature of Spouse: [REDACTED]
Printed Name of Spouse: [REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ John P. Di Leo
Printed Name: John P. Di Leo

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Elise Di Leo, spouse of John P. Di Leo, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: Nov 6, 2021

Signature of Spouse: [REDACTED]
Printed Name of Spouse: [REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ David E. Rockvam
Printed Name: David E. Rockvam

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page – Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Katherine Rockvam, spouse of David E. Rockvam, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: Nov 6, 2021

Signature of Spouse: [REDACTED]
Printed Name of Spouse: [REDACTED]

[Signature Page – Spousal Consent]

IN WITNESS WHEREOF, the Stockholder below has severally caused this Agreement to be duly executed as of the day and year first above written.

STOCKHOLDER

/s/ Noah F. Webster
Printed Name: Noah F. Webster

Notice Address:
[REDACTED]

Notice Email Address:
[REDACTED]

[Signature Page–Tender and Voting Agreement]

TENDER AND VOTING AGREEMENT – SPOUSAL CONSENT

I, Angela Webster, spouse of Noah F. Webster, have read and approve the foregoing Tender and Voting Agreement (the “Agreement”). In consideration of the terms and conditions as set forth in the Agreement, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement, and agree to be bound by the provisions of the Agreement insofar as I may have any rights or obligations in the Agreement under the community property laws of the State of Texas or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement.

Date: Nov 5, 2021

Signature of Spouse: [REDACTED]
Printed Name of Spouse: [REDACTED]

[Signature Page – Spousal Consent]

ANNEX I

Stockholder	Shares Beneficially Owned
Mark J. Bonney – Director	162,362
Maryclaire Campbell – Director	61,808
Taher A. Elgamal – Director	119,652
Robert C. Hausmann – Director	130,866
Maribess L. Miller – Director	120,996
David J. Wagner – Director	1,323,871
Ryan L. Allphin – Sec 16	313,700
John P. Di Leo – Sec 16	331,206
David E. Rockvam – Sec 16	688,229
Noah F. Webster – Sec 16	274,423

Total	3,527,113

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